WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (“Agreement”) is made as of December 27, 2004 by and among RITA Medical Systems, Inc., a Delaware corporation (“RITA”), SF Capital Partners Ltd. (“SF Capital”) and BayStar Capital II, L.P. (“BayStar”).

RECITALS

A.	RITA, SF Capital and BayStar are parties to those certain Stock and Warrant Purchase Agreements by and between RITA on one hand and SF Capital, BayStar and other investors identified therein on the other hand (collectively, the “Investors”), dated as of November 24, 2004 (collectively, the “Purchase Agreements”).

B.	Section 9 of the Purchase Agreements provide, in part, that the Purchase Agreements may be modified, amended or waived only pursuant to a written instrument signed by RITA and Investors holding a majority of the Shares (as defined in the Purchase Agreements) issued and sold in the Offering (as defined in the Purchase Agreements) (the “Majority Investors”).

C.	SF Capital and BayStar together constitute the Majority Investors.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Waiver. Notwithstanding any provision in the Purchase Agreements to the contrary, SF Capital and BayStar, representing the Majority Investors, hereby waive the requirement in Section 4.11 that on or prior to 30 calendar days after the Closing Date, the information set forth in the Disclosure Schedules either (i) be publicly disclosed by the Company or (ii) no longer constitute material non-public information.

2.	Amendment. The definition of “Expiration Date” as used in the Purchase Agreements is hereby amended and restated to mean “January 14, 2005”. Accordingly, the information in the Disclosure Schedules shall either (i) be publicly disclosed on or prior to January 14, 2005 or (ii) no longer constitute non-public information on or prior to January 14, 2005. Furthermore, each Investor agrees that between the time the Investor learned about the Offering and the Expiration Date, the Investor has not engaged in any transaction (including short sales or similar transactions) with respect to the Common Stock, nor has the Investor, directly or indirectly, caused any person to engage in any transaction (including short sales or similar transactions) with respect to the Common Stock.

3.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

4.	Capitalized Terms. Capitalized terms not defined in this Agreement shall having the meaning attributed to them in the Purchase Agreements.

5.	Continuing Effect. Except as expressly provided for herein, the Purchase Agreements shall continue to be, and shall remain, in full force and effect in accordance with their terms.

6.	Counterparts. This Agreement may be executed in any number of identical counterparts, including by electronic or facsimile transmission, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

7.	Successors and Assigns. All the terms and provisions of this Agreement shall be binding and inure to the benefit of the respective successors and assigns of RITA and the Investors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties have caused this Waiver and Amendment Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

RITA MEDICAL SYSTEMS, INC.

By:	/s/ Donald Stewart
Name: Donald Stewart
Title: Chief Financial Officer

SF CAPITAL PARTNERS LTD.

By:	/s/ Brian Dawson
Name: Brian Dawson
Title: Authorized Signatory

BAYSTAR CAPITAL II, L.P.

By:	/s/ Steven H. Lamar
Name: Steven H. Lamar
Title: Managing Partner

[Signature Page to Waiver and Amendment Agreement]